UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2014

M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.08 SHAREHOLDER DIRECTOR NOMINATIONS

 The 2014 annual meeting of shareholders of M.D.C. Holdings, Inc., a Delaware corporation (the “Company”) has been scheduled for Monday, May 19, 2014 (the “Annual Meeting”) at 8:00 a.m. at the Company’s principal offices, 4350 S. Monaco St., Denver, CO 80237 (the “Principal Offices”). This schedule was approved by the Company’s Board of Directors on January 27, 2014. The date of the Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2013 annual meeting of shareholders.

Accordingly, the deadline for receipt of shareholder director nominations has been set at February 14, 2014. In order for a shareholder director nomination to be considered timely, it must be received at the Company’s Principal Offices by that deadline and be directed to the attention of the Corporate Secretary.

ITEM 8.01 OTHER EVENTS

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended, the deadline for receipt of shareholder proposals for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 has been set at February 14, 2014. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company at its Principal Offices by that deadline and be directed to the attention of the Corporate Secretary.

Regarding shareholder proposals submitted outside the processes of Rule 14a-8, in accordance with the terms and conditions of the Company’s Bylaws, notice of shareholder proposals or shareholder director nominations must be received at the Company’s Principal Offices no later than February 14, 2014. Such notices shall set forth the information required by the Bylaws, as disclosed in the Company’s 2013 proxy statement, and are to be directed to the attention of the Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 28, 2014	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

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